UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 1, 2014
Date of Report (Date of earliest event reported)

VIEW SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30178	59-2928366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Caton Center Drive, Suite E Baltimore, Maryland 21227	21227
(Address of principal executive offices)	(Zip Code)

(410) 242-8439

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Employment Agreement

On January 1, 2014, the Board of Directors of View Systems, Inc., a Nevada corporation (the "Company"), authorized the execution of that certain executive employment agreement (the "Executive Agreement") with our President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer, Gunther Than (the "Executive"). In accordance with the terms and provisions of the Executive Agreement: (i) the Executive shall provide services and perform all duties typical of the offices held by the Executive; (ii) the Company shall pay to the Executive a base salary of $20,000 per month, payable in form of cash or shares of our common stock as agreed upon, (ii) the Company shall pay to the Executive an incentive bonus to be determined by the Board of Directors based upon our performance and the results achieved by the Executive in his job performance; (iii) the Company shall issue stock options to the Executive to purchase shares of our common stock, such stock options to accrue and vest in accordance with a set schedule to be decided by the Board of Directors; (iv) the Company shall pay to the Executive a per annum payment of at least 1,600,000 shares of common stock and additionally whatever the Board of Directors may give as a bonus at their discretion in exchange for the non-compete provisions contained therein; and (v) in the event of a change in control of the Board of Directors or a buyout or a takeover or substantial change of management, the Company pay to the Executive a minimum of three years salary plus 4,800,000 shares of S-8 common stock or the equivalent in cash at the Executive's discretion.

In further accordance with the terms and provisions of the Executive Agreement, in consideration of the payment specified above in subparagraph (iv), and for so long as the Executive is employed by the Company, and for one calendar year following termination of this Executive Agreement, the Executive shall not directly or indirectly own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business entity that materially competes with us.

In further accordance with the terms and provisions of the Executive Agreement, in consideration of the payment specified above in subparagraph (iv), and for so long as the Executive is employed by the Company, and for one calendar year following termination of this Executive Agreement, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business entity, intentionally solicit, endeavor to entice away from us or otherwise interfere with the relationship between us and any person who is employed by or otherwise engaged to perform services for us, including any employees of our venture partners and independent sales representatives or organizations or any person or entity who is or was within the then most recent twelve month period customer or client of ours.

The term of the Executive Agreement shall commence January 1, 2014 and continue in effect unless terminated by either party upon ninety days written notice. However, in the event the Executive's employment is terminated by the Company at our discretion and is without cause, for a period of three years following such termination, the Executive shall be paid his base salary and a bonus for each of the three years equivalent in value to the bonus received in the year prior to his termination. In the event the Executive terminates his employment, we shall pay the Executive the compensation the Executive has earned to the termination date. Lastly, in the event the Company is acquired or the non-surviving party in a merger or sell all or substantially all of our assets, this Executive Agreement shall not be deemed terminated as a result thereof.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 Executive Employment Agreement dated January 1, 2014 between View Systems Inc. and Gunther Than.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW SYSTEMS INC.
DATE: May 14, 2014

Name: Gunther Than
Title: President/Chief Executive Officer